Exhibit 10.15

SETTLEMENT AND MUTUAL RELEASE AGREEMENT

This Settlement and Mutual Release Agreement (this “Agreement”) is made and entered by and amongst LARRY GRIFFIN (“GRIFFIN”) and DAVID EASTMAN (“EASTMAN” and with GRIFFIN, collectively, “FOUNDERS”), on the one hand, and HEATWURX, INC. (“HEATWURX”), on the other hand. (FOUNDERS and HEATWURX will sometimes be referred to as the “Parties”.)

1. RECITALS

1.1. FOUNDERS organized HEATWURX on March 29, 2011 by causing the Certificate of Incorporation to be filed with the Secretary of State of Delaware.

1.2. Subsequent to the incorporation of HEATWURX, investors invested capital into HEATWURX.

1.3. FOUNDERS now want to separate themselves from all positions as directors and/or officers of HEATWURX.

1.4. It is the desire and intention of the Parties to this Agreement, FOUNDERS and HEATWURX, to settle and resolve all disputes between them, whether known or unknown, without admitting or conceding liability, any defense or any claim.

2. AGREEMENT

2.1. NOW, THEREFORE, in exchange for mutual releases and for a full and adequate consideration, receipt of which is hereby acknowledged, and the terms, conditions, and covenants contained herein, the Parties hereto agree as follows:

2.2. GRIFFIN hereby resigns from his position as a director of HEATWURX.

2.3. EASTMAN hereby resigns from his position as the secretary of HEATWURX.

3. MUTUAL RELEASES

3.1. FOUNDERS, on the other hand, and HEATWURX, on the other hand, hereby absolutely, fully, and forever, release and discharge each other from any and all actions, causes of action, arbitrations, requests for proceedings, debts, guarantees, warranties, express or implied, balances, liabilities, demands, obligations, costs, expenses, damages and liens of every kind whatsoever (hereinafter referred to as “Claims”) whether known or unknown, suspected or unsuspected, fixed or contingent, which each now has, or potentially may have, against the other, by reason of any matter, cause or thing whatsoever.

SETTLEMENT AND MUTUAL RELEASE AGREEMENT

3.2. The release provided above shall extend to the Parties’ agents, partners, representatives, lawyers, successors, assigns, stockholders, partners, investors, officers and directors.

3.3. The Parties hereto acknowledge that they are aware of the fact that it is the intention of each of them that the execution of this Agreement shall be effective as a full and final settlement of, and as a bar to, each and every claim which either of them has against the other, by reason of any matter, cause or thing released above. The Parties hereto acknowledge that they are aware that if they hereafter discover facts different from, or in addition to, the facts which they now know or believe to be true with respect to the subject matter of this Agreement, it is nevertheless their intention hereby to settle finally, any and all claims which do now exist between them. In furtherance of such intention, the releases herein shall be and will remain in effect as releases, notwithstanding the discovery of any such different or additional facts. It is expressly understood and agreed that the Parties hereto realize that there may exist at this time claims herein released, the nature of which have not yet been discovered.

3.4. The Parties hereto acknowledge that they have been informed by their attorneys, and that they are familiar with and waive the provisions of section 1542 of the Civil Code of the State of California which provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

3.5. It is expressly understood and agreed that the possibility that such Claims exist has been explicitly taken into account in determining the consideration to be given for this Agreement and that a portion of that consideration, having been bargained for in full knowledge of the possibility of such unknown Claims, was given in exchange for the releases and discharge of Claims covered by these releases.

3.6. The Parties hereto, and the persons signing on behalf of each party, represent, and warrant, that they have all necessary and requisite authorizations to, and are fully, and completely empowered to, enter into this Agreement and each and every one of its terms and conditions. Each Party, and the person signing on behalf of each party, agrees to indemnify and hold harmless all of the other Parties to this Agreement for any costs, expenses or damages incurred as a result of any breach of said warranty. It is the intention of the Parties that this indemnity does not require payment as a condition precedent to recovery hereunder by any indemnified person.

SETTLEMENT AND MUTUAL RELEASE AGREEMENT

3.7. No Prior Assignments. The Parties hereto represent and warrant that they have not assigned or transferred any interest in any claim which they may have against the persons which are released under the terms of this Agreement, or any of them, and agree to indemnify and hold such persons, and each of them, harmless from any liabilities, claims, demands, damages, costs, expenses, and attorney’s fees incurred by such persons, or any of them, as a result of any person asserting any such assignment or transfer or any rights or claims under any such assignment or transfer. It is the intention of the Parties that this indemnity does not require payment as a condition precedent to recovery hereunder by any indemnified person.

4. OTHER PROVISIONS

4.1. All notices, requests or demands and other communications shall be in writing and sent by email and fax as follows

To FOUNDERS:

Larry Griffin

PO Box 982522

Park City, UT 84098

M: 801.558.3255

lgriffin@huntercapital.com

David Eastman

PO Box 4135

Park City, UT 84060

M: 801.557.3333

deastman@huntercapital.com

To HEATWURX:

Howard J. Kern, Esq.

Howard J. Kern, PC

579 Erskine Drive

Pacific Palisades, CA 90272

O: 310.857.6342; F: 310.882.6545

kernh@verizon.net

SETTLEMENT AND MUTUAL RELEASE AGREEMENT

4.2. Any party may change its address for the purpose of notice to any other address by giving notice in accordance with the foregoing provisions.

4.3. This Agreement as entered into by the Parties hereto is solely for the purpose of compromising and settling the matters in dispute. It does not constitute, nor shall it be construed as, an admission by any of the Parties hereto of the truth or validity of any of the Claims asserted.

4.4. All costs and expenses, including attorneys’ fees, incurred by the Parties in completing this Agreement, to the extent not already provided for herein, shall be borne, each Party by themselves.

4.5. Time is of the Essence. Time is specifically declared to be of the essence in completing the terms, conditions, and covenants of this Agreement to be performed by the respective Parties.

4.6. Entire Agreement. This Agreement constitutes the entire Agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior or contemporaneous Agreements, understandings, negotiations and discussions, whether oral or written, of the Parties in connection with the subject matter hereof, except as specifically set forth herein. No supplements, modifications, waivers or terminations of this Agreement shall be binding unless executed in writing by the Parties to be bound thereby. No waiver of any provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision herein (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

4.7. Binding on Successors. All of the terms and provisions of this Agreement shall be binding upon or shall inure to the benefit of the Parties hereto, their assigns, heirs, administrators, executors or successors.

4.8. Headings. The headings contained in this Agreement have been inserted for convenience only and in no way define or limit the scope or interpretation of this Agreement.

4.9. Waiver. Either Party hereto may specifically waive any breach of this Agreement by the other Party, but no such waiver shall constitute a continuing waiver of similar or other breaches. A waiving Party may at any time, upon notice given in writing to the breaching Party, direct future compliance with the waived term or terms of this Agreement, in which event the breaching Party shall comply as directed from such time forward. All remedies, rights, undertakings, obligations and agreements contained in this Agreement shall be cumulative and not mutually exclusive.

SETTLEMENT AND MUTUAL RELEASE AGREEMENT

4.10. Counterparts. This Agreement may be executed in any number of counterparts each of which shall be deemed an original but all of which taken together shall constitute an Agreement. Facsimile/PDF signatures are acceptable and may be deemed to be originals on any counterpart to this agreement.

4.11. Attorney’s Fees. In the event any Party hereto shall commence legal proceedings against another to enforce the terms hereof, or to declare rights hereunder, as the result of the breach of any covenant, condition, or warranty in this Agreement, the prevailing Party in any such proceeding shall be entitled to recover from the losing Party its costs of suit including reasonable attorney’s fees, as may be fixed by the Court.

4.12. Negotiated Agreement. The drafting and negotiating of this Agreement has been participated in by each of the parties hereto. This Agreement shall be deemed to have been drafted jointly by all of the parties.

4.13. Independent Counsel. The Parties do hereby acknowledge and agree that they had the right to be represented by independent counsel of their own choice throughout all negotiations which preceded the execution of this Agreement

4.14. Invalid Provision. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and in such instance, this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

4.15. Other Documents. The Parties shall execute such other documents and take such further actions as may be required for the consummation of the transactions contemplated in this Agreement.

4.16. No Other Claims or Potential Claims. The Parties each represent and warrant that they have no knowledge of, are not aware of, and do not otherwise have constructive notice of any present, potential or threatened claims, or any facts, information or reason to suspect any other present, potential or future claim regarding or relating to the subject matter of this Agreement.

5. EXECUTION

5.1. In witness whereof the Parties have caused this Agreement to be entered into and signed their respective names hereon, all as of the date first written above.

SETTLEMENT AND MUTUAL RELEASE AGREEMENT

THE UNDERSIGNED HAVE READ THIS SETTLEMENT AND MUTUAL RELEASE AGREEMENT AND AGREED TO ITS TERMS. THE UNDERSIGNED UNDERSTAND AND ACKNOWLEDGE THAT THIS SETTLEMENT AND MUTUAL RELEASE AGREEMENT CONTAINS A RELEASE OF UNKNOWN CLAIMS.

DATED: January 26, 2012	/s/ LARRY GRIFFIN
LARRY GRIFFIN

DATED: January 26, 2012	/s/ DAVID EASTMAN
DAVID EASTMAN

DATED: January 26, 2012	HEATWURX, INC.

/s/ HUGH WOLFF
HUGH WOLFF, CHAIRMAN